                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.

COLLECTION PERIOD: FEBRUARY 1999
DISTRIBUTION DATE: 3/22/99

STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                Per $1,000 of  Original
                                                                                                    Class A/Class B
                                                                                                   Certificate Amount
                                                                                                -----------------------
(i)      Principal Distribution
         ----------------------
             Class A Amount                                                   $ 16,055,148.86         $24.436339
             Class B Amount                                                   $    756,525.36         $24.436339

(ii)     Interest Distribution
         ---------------------
             Class A Amount                                                   $  1,588,112.91         $ 2.417148
             Class B Amount                                                   $     74,832.55         $ 2.417148

(iii)    Monthly Servicing Fee                                                $    274,867.02         $ 0.399529
         ---------------------                                                ---------------
             Monthly Supplemental Servicing Fee                               $          0.00         $ 0.000000
             Class A Percentage of the Servicing Fee                          $    262,498.00         $ 0.399529
             Class A Percentage of the Supplemental Servicing Fee             $          0.00         $ 0.000000
             Class B Percentage of the Servicing Fee                          $     12,369.02         $ 0.399529
             Class B Percentage of the Supplemental Servicing Fee             $          0.00

(iv)     Class A Principal Balance (end of Collection Period)                 $298,942,453.69
         Class A Pool Factor (end of Collection Period)                            45.499791%
         Class B Principal Balance (end of Collection Period)                 $ 14,086,294.07
         Class B Pool Factor (end of Collection Period)                            45.499791%

(v)      Pool Balance (end of Collection Period)                              $313,028,747.76

(vi)     Class A Interest Carryover Shortfall                                 $          0.00
         Class A Principal Carryover Shortfall                                $          0.00
         Class B Interest Carryover Shortfall                                 $          0.00
         Class B Principal Carryover Shortfall                                $          0.00

(vii)    Amount Otherwise Distributable to the Seller that is
         Distributed to Either the Class A or Class B Certificateholders      $          0.00         $ 0.000000

(viii)   Balance of the Reserve Fund Property (end of Collection Period)
             Class A Amount                                                   $  6,879,784.34
             Class B Amount                                                   $          0.00

(ix)     Aggregate Purchase Amount of Receivables repurchased by
         the Seller or the Servicer                                           $          0.00


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